POWER OF ATTORNEY

               Each person whose signature appears below hereby authorizes Richard M. Kahler, as attorney-in-fact, to sign in his behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10-KSB and all amendments and/or supplements to this Annual Report on Form 10-KSB.


Signature                   Title                                 Date
---------                   -----                                 ----

/s/ Joshua Fong, O.D.       Chairman of the Board and Director    March 17, 1999
--------------------------
Joshua Fong, O.D.

/s/ William. R. Henson      Director                              March 17, 1999
--------------------------
William R. Henson

/s/ Dimitri V. Koroslev     Director                              March 17, 1999
--------------------------
Dimitri V. Koroslev

/s/ William E. Peluso       Director                              March 17, 1999
--------------------------
William E. Peluso

/s/ Oswald A. Rugaard       Director                              March 17, 1999
--------------------------
Oswald A. Rugaard

/s/ Mark A. Wilton          Director                              March 17, 1999
--------------------------
Mark A. Wilton

/s/ Randall D. Greenfield   Chief Financial Officer (Principal    March 17, 1999
-------------------------
Randall D. Greenfield       Financial Officer and Principal
                            Accounting Officer) and Secretary